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                                                                    Exhibit 1(d)

                            CERTIFICATE OF AMENDMENT

                                       OF

                     PAINEWEBBER PACE SELECT ADVISORS TRUST

     This Certificate of Amendment ("Certificate") is filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. Code Ann. Tit. 12
Section 3801 et seq.) and sets forth the following:

     1. The name of the trust is: PaineWebber PACE Select Advisors Trust ("Trust").

     2. The Trust's Certificate of Trust is hereby amended to change the name of the Trust to UBS PACE Select Advisors Trust.

     3.  This Certificate shall be effective on April 8, 2002.

     IN WITNESS WHEREOF, the undersigned, being a Trustee, has executed this Certificate on this 19th day of February, 2002.


                                             /s/ Margo N. Alexander
                                             -----------------------------------
                                                    Margo N. Alexander
                                             As Trustee and not individually

                                         Address: 51 West 52nd Street
                                                  New York, New York 10019


STATE OF NEW YORK    ss
CITY OF NEW YORK

     Before me this 19th day of February, 2002, personally appeared the above named Margo N. Alexander, known to me to be the person who executed the foregoing instrument and who acknowledged that she executed the same.

                                             /s/ Victoria Drake
                                             -----------------------------------
                                                    Notary Public

My commission expires: May 20, 2002